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                                                                    EXHIBIT 23.7

                                  CONSENT OF
                                LEHMAN BROTHERS
                                ---------------


        We hereby consent to the use of our opinion letter dated March 16, 1998 to the Board of Directors of Washington Mutual, Inc. (the "Company") attached as Appendix B to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "The Merger--Opinions of Financial Advisors--Opinion of Lehman Brothers Inc.". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                                LEHMAN BROTHERS INC.

                                                By: /s/ Craig P. Sweeney
                                                   --------------------------

New York, New York
July 10, 1998